UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Current Report on Form 8-K of AsiaInfo-Linkage, Inc. (the “Company”), as filed with the U.S. Securities and Exchange Commission on April 26, 2011 (the “Original Filing”), is to disclose the Company’s decision as to how frequently it will include in its proxy materials a stockholder advisory vote regarding compensation paid to its named executive officers.

No other changes have been made to the Original Filing. This Amendment No. 1 does not reflect subsequent events occurring after the date of the Original Filing or modify or update in any way any other disclosures made in the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported, at the Company’s 2011 Annual Meeting of Stockholders the Company’s stockholders voted, on an advisory basis, in favor of holding annual advisory votes regarding the compensation paid to the Company’s named executive officers (“Say-on-Pay”). The Board of Directors of the Company and its Compensation Committee have considered these results, among other factors, and determined that the Company will include in its proxy materials a Say-on-Pay vote every year until the next required vote on the frequency of Say-on-Pay votes, which will occur no later than the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: September 6, 2011		/s/ JUN WU
	Name:	Jun Wu
	Title:	Chief Financial Officer